Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cumulus Media Inc. of our report dated March 30, 2011 relating to the financial statements of Cumulus Media Partners, LLC, which is incorporated by reference in Cumulus Media Inc.’s Current Report on Form 8-K/A dated August 12, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Atlanta, Georgia

April 20, 2012